Exhibit 10.47

March 13, 2014
Mr. Kumarakulasingam “Suri” Suriyakumar
c/o ARC Document Solutions, Inc.
1981 North Broadway, Suite 385
Walnut Creek, California 94596

Dear Suri:
You have agreed that the Incentive Bonus payable for the fiscal year ended December 31, 2013 under the Amended and Restated Executive Employment Agreement between you and American Reprographics Company (“ARC”), entered into on March 21, 2011 (the “Employment Agreement”), shall be $1,516,000, of which thirty percent (30%) shall be paid in cash and 70% in restricted shares of ARC common stock. Terms not defined in this letter agreement have the meaning ascribed to them in the Employment Agreement.
Except as expressly amended by this letter agreement, the Employment Agreement will remain in full force and effect.
Please sign below if the above accurately reflects our agreement on this matter.

Sincerely, ARC Document Solutions Inc.
/s/ DILANTHA WIJESURIYA
Dilantha Wijesuriya Chief Operating Officer

Agreed and Accepted:

/s/ KUMARAKULASINGHAM SURIYAKUMAR
Kumarakulasingam Suriyakumar